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                                                             Exhibit (23)-3



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statements and related Prospectuses of Wisconsin Energy Corporation, listed below, of our report dated February 8, 1995, which expresses an unqualified opinion and includes an explanatory paragraph relating to Northern States Power Company's change in method of accounting for certain postretirement health care costs in 1993, appearing in Item 8 of the Annual Report on Form 10-K of Northern States Power Company (Minnesota) (File No. 1-3034) for the year ended December 31, 1995.

   1. Registration Statement on Form S-3 (Registration No. 33-57765) - Stock Plus Investment Plan

   2. Registration Statements on Form S-8 (Registration Nos. 33-34656 and 33-62159) - Represented Employee Savings Plan

   3. Registration Statements on Form S-8 (Registration Nos. 33-34657 and 33-62157) - Management Employee Savings Plan

   4. Registration Statement on Form S-8 (Registration No. 33-65225) - 1993 Omnibus Stock Incentive Plan







/s/Deloitte & Touche LLP
------------------------
DELOITTE & TOUCHE LLP




Minneapolis, Minnesota
March 27, 1996